Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D and any amendments thereto to which this exhibit is attached is filed on behalf of each of them.

Date: July 10, 2017

ABG II-SO Limited

	By:	/s/ YEH Shan Ju
Name: YEH Shan Ju
Title: Director

Ally Bridge Group Capital Partners II, L.P.
acting by its manager ABG Management Ltd.

	By:	/s/ YU Fan
Name: YU Fan
Title: Director

Ally Bridge LB Healthcare Master Fund Limited

	By:	/s/ LI Bin
Name: LI Bin
Title: Director

Ally Bridge LB Management Limited

	By:	/s/ YU Fan
Name: YU Fan
Title: Director

LI Bin

/s/ LI Bin

ABG SRNE Limited

By:	/s/ YEH Shan Ju
Name: YEH Shan Ju
Title: Director

ABG Innovation-SO Limited

By:	/s/ LAW Thin Ken
Name: LAW Thin Ken
Title: Director

Ally Bridge Group Innovation Capital Partners III, L.P.
acting by its manager ABG Management Ltd.

By:	/s/ YU Fan
Name: YU Fan
Title: Director

ABG Management Ltd.

By:	/s/ YU Fan
Name: YU Fan
Title: Director

YU Fan

/s/ YU Fan